Exhibit 15.1

Tel: +27 011 488 1700 Fax: +27 010 060 7000 www.bdo.co.za	Wanderers Office Park 52 Corlett Drive Illovo, 2196 Private Bag X60500 Houghton, 2041 South Africa

The Director

May 17, 2022

Accountants’ Consents

Consent of Independent Registered Public Accounting Firm

Caledonia Mining Corporation, Plc.

We hereby consent to the incorporation by reference in the Registration Statements on Form F‐3 (No. 333-224784) of Caledonia Mining Corporation Plc of our report dated May 17, 2022 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

BDO South Africa Incorporated

Wanderers Office Park

52 Corlett Drive

Illovo, 2196

May 17, 2022

(date of signing consent)

BDO South Africa Incorporated
Registration number: 1995/002310/21
Practice number: 905526
VAT number: 4910148685

Chief Executive Officer: ME Stewart

A full list of all company directors is available on www.bdo.co.za

The company's principal place of business is at The Wanderers Office Park, 52 Corlett Drive, Illovo, Johannesburg, where a list of directors' names is available for inspection. BDO South Africa Incorporated, a South African personal liability company, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.